EXHIBIT 23

 INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements of Harleysville Savings Financial Corporation on Form S-3 (Registration
No.333-38970) and Form S-8 (Registration No. 333-38152) of our report dated October 27, 2000, incorporated by reference in this Annual Report on Form 10-K of Harleysville Savings Financial Corporation for the year ended September 30, 2000.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP



Philadelphia, Pennsylvania
December 21, 2000